Exhibit 99.1

ALLIED ESPORTS ENTERTAINMENT, INC. CLARIFIES CERTAIN REPORTED INFORMATION

IRVINE, Calif. (September 14, 2020) – Allied Esports Entertainment, Inc. (NASDAQ: AESE) (the “Company”), a global esports entertainment company, is providing information to its investors to clarify certain information about the Company, its finances and operations that was publicly disseminated based on an interview on September 11, 2020 with the Company’s CEO, Frank Ng. For the benefit of our investors, the Company provides the following clarifications:

●	As has previously been disclosed publicly, the Company is in partnership with Simon Equity Development, LLC and its affiliates (“Simon”) to develop esports venues in Simon-owned and operated malls around the U.S. The Company continues to have regular dialogue with Simon regarding the impact of the COVID-19 crisis and the subsequent rollout of planned retail locations.
●	Although the Company’s World Poker Tour (“WPT”) business has partnered with DraftKings Inc. (“DraftKings”) in the past for sponsorship opportunities, and the Company and DraftKings have discussed potential business opportunities from time to time as the Company does with many similarly situated potential business partners, there is no current agreement in place between the Company and DraftKings for future poker or esports partnerships.
●	The Company continues to assess potential financing transactions with third parties, whether dilutive or not, to ensure the Company has sufficient capital to operate its business and increase shareholder value.
●	The Company cannot speculate about why shareholders elect to sell shares of the Company; however significant recent insider sales, but not all sales, were “sell to cover” transactions to satisfy the withholding taxes assessed against our insiders as a result of the issuance of shares as bonuses in lieu of cash, and the lapse of restrictions on their shares previously issued. All of these share issuances have been previously disclosed to the public, and the Company believes that all sales have been properly reported by its insiders.

About Allied Esports Entertainment

Allied Esports Entertainment, Inc. (NASDAQ: AESE) is a global esports entertainment venture dedicated to providing transformative live experiences, multiplatform content and interactive services to audiences worldwide through its strategic fusion of two powerful entertainment brands: Allied Esports International, Inc. (Allied Esports) and the World Poker Tour (WPT).

Allied Esports is an award-winning, innovative esports company comprised of a global network of dedicated esports properties and content production facilities. Its mission is to connect players, streamers and fans around the world through integrated arenas, including its flagship venue, HyperX Esports Arena Las Vegas, its fleet of mobile esports trucks, the HyperX Esports Trucks, the HyperX Esports Studio, and affiliate members of the Allied Esports Property Network, which serve as both competition battlegrounds and everyday content generation hubs.

World Poker Tour is the premier name in internationally televised gaming and entertainment with brand presence in land-based tournaments, television, online, and mobile. WPT ignited the global poker boom in 2002 with the creation of its iconic television show, now in its 18th season, based on a series of high-stakes poker tournaments. ClubWPT.com is a unique online membership platform that offers inside access to the WPT.

For more information about Allied Esports Entertainment, Inc. and its subsidiaries, please visit AlliedEsportsEnt.com.

Forward Looking Statements

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the ability to meet Nasdaq’s continued listing standards; the Company’s ability to execute on its business plan; the ability to retain key personnel; potential litigation; the ongoing effects of the COVID-19 pandemic; and general economic and market conditions, impacting demand for the Company’s services. These and other risk factors are discussed in Company reports filed with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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Investor Contact:

Lasse Glassen

Addo Investor Relations

lglassen@addoir.com

424-238-6249

Media Contact:

Brian Fisher

Allied Esports Entertainment

brian@alliedesports.com